Exhibit 99.1

          MOVIE GALLERY DECLARES QUARTERLY DIVIDEND OF $0.03 PER SHARE

    DOTHAN, Ala., April 1 /PRNewswire-FirstCall/ -- Movie Gallery (Nasdaq: MOVI) today announced that the Board of Directors has declared a dividend to common stockholders of $0.03 per share, payable on April 26, 2005, to stockholders of record at the close of business on April 12, 2005.

    This represents the sixth consecutive quarterly dividend paid by the Company.

    About Movie Gallery
    Movie Gallery, Inc. is the third-largest company in the specialty video retail industry based on revenues and the second-largest in the industry based on stores. Movie Gallery currently owns and operates more than 2,500 stores located primarily in the rural and suburban markets throughout North America, including over 200 stores in Canada. Since the Company's initial public offering in August 1994, Movie Gallery has grown from 97 stores to its present size through acquisitions and new store openings.

     Contacts:  Financial
                Thomas D. Johnson
                Movie Gallery, Inc.
                (334) 702-2400

                Media
                Andrew B. Siegel
                Joele Frank, Wilkinson Brimmer Katcher
                (212) 355-4449 ext. 127

SOURCE  Movie Gallery, Inc.
    -0-                             04/01/2005
    /CONTACT: Financial, Thomas D. Johnson of Movie Gallery, Inc., +1-334-702-2400, or Media, Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, +1-212-355-4449 ext. 127/
    /Web site:  http://www.moviegallery.com /